UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024

(Address of Principal Executive Offices)
(Zip Code)

(713) 626-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On July 11, 2018, Cactus, Inc. (the “Company”) and Cactus Wellhead, LLC (“Cactus LLC”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the offer and sale by the Company (the “Offering”) of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”).

The Underwriting Agreement provides for the offer and sale by the Company of an aggregate of up to 11,500,000 shares of Class A Common Stock, including up to 1,500,000 shares of Class A Common Stock that may be issued and sold to cover over-allotments, if any, at a price to the public of $33.25 per share ($32.08625 per share net of underwriting discounts). On July 12, 2018, the Underwriters notified the Company that they had exercised their option to purchase an additional 1,196,562 shares of Class A Common Stock in the Offering.

The material terms of the Offering are described in the prospectus, dated July 11, 2018 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 13, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-226095), initially filed by the Company on July 9, 2018.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions.  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of such liabilities.

The Offering closed on July 16, 2018, and the Company received net proceeds from the Offering of approximately $359.3 million (net of underwriting discounts).  As described in the Prospectus, the Company contributed the net proceeds of the Offering to Cactus LLC in exchange for common units representing limited liability company interests in Cactus LLC (“CW Units”). The Company will cause Cactus LLC to use the net proceeds to redeem CW Units from certain direct and indirect owners of Cactus LLC. For each CW Unit that is redeemed, the Company will cancel a corresponding share of its Class B Common Stock. Other than underwriting discounts, Cactus LLC will pay the expenses of this Offering with cash on hand.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of July 11, 2018, by and among Cactus, Inc., Cactus Wellhead, LLC and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, for themselves and as representatives of the other underwriters named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2018

Cactus, Inc.

By:	/s/Brian Small
Name:	Brian Small
Title:	Chief Financial Officer

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